EXHIBIT 10.15(a)

                     FIRST AMENDMENT TO LEASE



I.   PARTIES
     THIS FIRST AMENDMENT dated July 8, 1996, is executed by and between Presidio Associates L.P., a California limited Partnership, Successor in the interest to CMD Southwest, Inc. ("Landlord") and Nelco Technology, Inc., a corporation organized and existing by and pursuant to the laws of the state of Arizona ("Tenant") for the Demised Premises located at 1135 West Geneva Drive, Tempe, Arizona.

II.  RECITALS
     Landlord and Tenant, being parties to that certain Lease dated January 8, 1992, hereby express their mutual desire and intent to extend the terms of the Lease and amend by this writing those terms, covenants and conditions contained in Sections 201 TERM, 301 RENTAL, and in
     Schedule 3 OPTION FOR ADDITIONAL LAND and Schedule 4 FIRST OPTION TO EXTEND TERM.

Ill. AMENDMENTS

     Section 201 TERM. The Term of this Lease shall hereby be extended for an additional period of five (5) years commencing on January 8, 1997 and ending on January 7, 2002, as set forth in Schedule 4: First Option to Extend Term (attached hereto as Exhibit "A").

     Section 301 RENTAL. Rental shall mean the Annual Net Basic Rent Tenant agrees to pay Landlord at such place as Landlord may designate without deduction, offset, prior notice or demand, and Landlord agrees to accept:

           Annual Net Basic Rent during the first three (3) years of the First Option Term the sum of FIFTY THOUSAND SEVEN HUNDRED NINETY-ONE and 00/100 DOLLARS ($50,791.00); and

           Annual Net Basic Rent during the last two (2) years of the First Option Term" as set forth in Schedule 4: Rental During First Extension of Term, of the Lease dated January 8, 1992 (attached hereto as Exhibit "A").

     All Rental shall be payable in advance on the first day of each month during the Term of this Lease as extended, commencing on the first
     (1st) day of each month.

     Schedule 3 OPTION FOR ADDITIONAL LAND. Landlord and Tenant agree that Tenant's right to purchase or lease Option Land, as set forth in
     Schedule 3: Option For Additional Land (attached hereto as Exhibit "B") has expired, and is null and void and of no further force and effect.

     Schedule 4 FIRST OPTION TO EXTEND TERM. Landlord and Tenant agree that Tenant is hereby exercising it's First Option To Extend Term. Tenant has delivered irrevocable written notice to Landlord at least six (6) months prior to the expiration of the existing Lease Term in the letter dated June 17, 1996, Certified Mail No. P 866 160 516.

IV.  INCORPORATION
     Except as modified herein, all other terms and conditions of the Lease between the parties above described, as attached hereto, shall continue in full force and effect.



IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment as of the day and year first above written.

LANDLORD:                                  TENANT:


Presidio Associates, L.P.,                 Nelco Technology, Inc.,
a California Limited Partnership,
as Manager for the Tenants in Common

                                            /s/ Malcolm E. Smith
Marc R. Brutten, President                 Malcolm E. Smith
Phoenix/Metro Investment Corporation,      Vice President
its Agent



[exh1015a]